Exhibit 10.1

GEOLOGIC BUREAU OF QINGHAI PROVINCIAL NUCLEAR INDUSTRY

And

QINGHAI MINERALS INC.

EXPLORATION LICENSE TRANSFER CONTRACT

April 20, 2006

CONTENTS

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EXPLORATION LICENSE TRANSFER CONTRACT

THIS EXPLORATION LICENSE TRANSFER CONTRACT (hereinafter referred to as “this Contract”) is executed on this April 20, 2006.

BETWEEN

(1)        GEOLOGIC BUREAU OF QINGHAI PROVINCIAL NUCLEAR INDUSTRY
             (hereinafter referred to as the “Party A”); and

(2)        Qinghai Minerals Inc. (hereinafter referred to as “Party B”), a Wholly Owned
             Foreign Enterprise to be formed by Magnus International Resources, Inc., in the People’s
             Republic of China, sometime shortly following execution of this contract.

WHEREAS

(1)   Party A owns an exploration license in Manzhanggang gold mining area of Xinghai County, Qinghai Province, certificate No. 6300000530106, with an area of 33.36 Km2, inflexion coordinate No. 1, No. 2, No.3and No.4 and a valid period from May 26, 2005 to April 30, 2007 (hereinafter referred to as “Exploration License”, attached herewith as Annex 1);

(2)   Party A could obtain an exploration right with an area of about 50.04 Km2 by Exploration License alternation (hereinafter referred to as “New Exploration License”) and agrees to transfer the said New Exploration License to Party B under the terms and conditions of this Contract. (The final area and inflexion coordinate of the New Exploration License shall be defined by the approval from the Qinghai Department of Land and Resource.)

(3)   When Party B obtains the New Exploration License and after a certain period of working time the evidence showing that the outside area of the New Exploration License may contain minerals, Party A shall agree to assist Party B in applying for an exploration right covering the outside area of the New Exploration License with an area of about 44.48 Km2 (hereinafter referred to as the “Additional Exploration License”).

NOW THEREFORE, the Parties hereby agree as follows:

1.        APPLICATION AND TRANSFER OF NEW EXPLORATION LICENCE

1.1      Immediately following the execution of this Contract, Party A shall prepare the required documents for the exploration right with an area of about 50.04 Km2 by Exploration License alternation and submit to the relevant administration authority to obtain the New Exploration License with an area of about 50.04 Km2 from the relevant administration authority. Party A shall then apply for the transfer of the New Exploration License to Party B and ensure that the New Eexploration License is transferred to Party B within 180 days upon the delivery by Party B of the documents regarding the transfer which need to be prepared by Party B.

1.2       The Term of the New Exploration License issued by the relevant administration authority which confirms Party B’s ownership of the exploration right shall be no less than 2 years.

2.         ASSISTANCE

2.1      When Party B desires to expand the New Exploration License after working on the area covered thereof, Party A shall be responsible to assist Party B in applying for the Additional Exploration License free of charge.

2.2 When requested by Party B, Party A by charging a certain amount of fees shall render the relevant assistance to Party B in respect of Party B’s operation and assist Party B in acquiring all preferential treatment from and harmonizing the relationship with local, provincial and state government where possible (hereinafter collectively referred to as the “Assistance”), immediately following execution of this contract. The fees charged by Party A with respect to the Assistance shall be otherwise agreed upon by Party B and Party A.

3.         PURCHASE PRICE

In consideration for the transfer by Party A of the New Exploration License, Party B shall pay to Party A the sum of RMB 3,200,000 Yuan (RMB three million and two hundred thousand) in accordance with the schedules hereunder (hereinafter referred to as the “Purchase Price”).

(a) Party B shall pay RMB 400,000 within 10 days upon the execution of this Contract.

(b) Party B shall pay RMB 2,800,000 to Party A upon the completion of the transfer of the New Exploration License to Party B, and within 10 days upon the issuance of the New Exploration License by the relevant administration authority to Party B which confirms Party B’s ownership of the related exploration rights.

The Purchase Price shall be remitted by electronic funds transfer to the bank account specified below:

      Name of Bank:        Xinning office of the Construction Bank

      Address of Bank:      Xinning Road, Xining City, Qinghai Province

      Name of Account Holder: Geologic Bureau of Qinghai Provincial Nuclear Industry

      Account Number:

(c) In the event that the New Exploration License is not issued by the relevant administration authority to Party A, this Contract shall be terminated and the transfer of the Exploration License shall be otherwise agreed upon by Party A and Party B. Party A shall refund RMB 400,000 to Party B.

4.         RIGHTS AND OBLIGATIONS OF THE PARTIES

4.1       Rights and obligations of Party A:

4.1.1    After the Contract has been signed, Party A shall immediately prepare the required documents to apply for the New Exploration License and its transfer.

4.1.2    Party A shall bear all costs relating to the application and transfer of the New Exploration License. Party A shall provide Party B with true copies of all documents submitted to the Chinese government authorities in relation to such application and transfer.

4.1.3    Party A shall be responsible for all liabilities and debts in respect of the Exploration License and/or the New Exploration License or its related work which accrued on or prior to the transfer of the New Exploration License to Party B, including but not limited to environmental pollutions, land and forest rentals, related taxes, and management and construction fees.

4.2       Rights and obligations of Party B:

4.2.1    Party B has the obligation to maintain confidentiality of all business secrets of Party A obtained through this transfer of exploration rights. Party B is not to disclose any information or conditions concerning the exploration rights to any third party, except as otherwise required by laws and regulations or government authorities.

4.2.2     Party B shall fully pay the Purchase Price in due course.

5.         REPRESENTATIONS AND WARRANTIES

5.1       The two Parties in this Contract declare, undertake and guarantee to each other that:

5.1.1   They have the authority to sign this Contract and that they have the ability to fully perform all the obligations contained in the Contract.

5.1.2    They are capable of taking all necessary actions to facilitate the transfer of the New Exploration License in this Contract.

5.2      Party A hereby represents, warrants and undertakes to Party B that:

5.2.1    Party A lawfully owns the Exploration License free and clear of any mortgage, pledge, or other encumbrance of any nature.

5.2.2    Party A enjoys exclusive exploration rights for the minerals within the term and area indicated in the New Exploration License. The New Exploration License is in good standing under the laws of China and has been validly and legally acquired.

5.2.3    Party A shall transfer the Exploration License and the previous mineral data to Party B in accordance with the provisions of this Contract.

5.2.4    Party A has not received notice of nor has any knowledge of any proposal to terminate or vary the terms of or rights attaching to the Exploration License from any government or regulatory authority.

5.2.5    All work and activities of whatsoever nature carried out under the Exploration License by Party A or by third parties have been carried out in compliance with all applicable laws and regulations, including environmental laws and regulations.

5.2.6 No government department, military unit, organization, company, collective or any other entity or individual has any legal right over any of the Exploration License or the relevant mineral data except only for Party A.

5.2.7    All necessary annual examinations, reports, payments and minimum exploration expenditures have been made and all other requirements to maintain the Exploration License have been fulfilled by Party A.

5.2.8    The information provided by Party A to Party B are the last exploration report and corresponding drawings within the area covered by the New Exploration License. Party A shall not be responsible for the further exploration result;

5.3       Party B represents, warrants and undertakes to Party A that:

5.3.1    After signing this Contract, Party B will positively assist Party A in transferring the New Exploration License and its relevant mineral data.

5.3.2    After obtaining a new exploration license which confirms its ownership of the exploration right and the relevant mineral data, Party B will carry on the geology investigation action in accordance with Chinese relative law, regulation and rule requirements.

6.         CONFIDENTIALITY

The Parties agree to keep secret of commercial information on transferring the New Exploration License and other information exchanged by them in connection with business relationship and co-operation between the Parties (hereinafter referred to as the “Confidential Information”). Each Party shall not release any Confidential Information to any third party without the prior written consent of the other Party.

7.         EFFECTIVENESS

This Contract shall come into effect on the date it is signed and sealed by the Parties and shall continue in force for the full Term, unless earlier terminated in accordance with the terms of this Contract.

8.         BREACH

Failure by either of the Parties to perform any of its obligations fully and timely under this Contract shall constitute a breach of contract.  Should any Party breach the terms of this Contract, it shall compensate the other Party for any and all damages suffered by the non-breaching Party, and shall continue to be bound to perform this Contract.

9.         ARGUMENT AND ARBITRATION

9.1       In the event any dispute arises in connection with the interpretation or implementation of this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.  If the dispute is not resolved in this manner within sixty (60) days after the date on which one Party has served written notice on the other Parties for the commencement of consultations, then either Party may refer the dispute to arbitration.

9.2        Any dispute, controversy or claim, if unable to be resolved amicably, shall be settled by arbitration in Beijing administered by the China International Economic and Trade Arbitration Commission in accordance with its rules in effect at the time of arbitration.

9.3       The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly.

9.4       When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to exercise and perform their remaining respective rights, and fulfil their remaining respective obligations under this Contract.

9.5       The costs of the arbitration shall be borne by the losing Party.

10.        MISCELLANEOUS

10.1      Any amendment of this Contract shall come into force only when a written agreement is signed by Party A and Party B.

10.2      A Party’s failure to exercise any right, power or interest under this Contract shall not operate as a waiver of it, and any single or partial exercise of any right, power or interest shall not preclude exercise of any other right, power or interest.

10.3      This Contract shall be written in both Chinese and English. The Chinese version shall be in six (6) originals and the English version shall be in two (2) originals.  Each Party shall keep one (1) original in each language.  Others shall be submitted to the approval authority for registration of the New Exploration License transfer as required. Both language versions shall be equally authentic.

IN WITNESS WHEREOF, the representatives of Party A and Party B have executed this Contract on the date first written above.

GEOLOGIC BUREAU OF QINGHAI PROVINCIAL NUCLEAR INDUSTRY

By:                  (Stamp of Geologic Bureau of Qinghai Provincial Nuclear Industry)
Name:
Title:                 Authorized Representative
Nationality:

Qinghai Minerals Inc.

By:                  /s/ Anthony Tam
Name:              Anthony Tam
Title:                 Authorized representative for Magnus International Resources Inc.
Nationality:       Chinese